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                                                                     EXHIBIT 4.1

           AMENDMENT NO. 2 TO MASTER POOLING AND SERVICING AGREEMENT

          AMENDMENT NO. 2 TO MASTER POOLING AND SERVICING AGREEMENT ("Amendment
                                                                      ---------
No. 2"), dated as of October 15, 1999, between JCP RECEIVABLES, INC., a Delaware
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corporation ("JCPR"), J. C. PENNEY COMPANY, INC., a Delaware corporation
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("JCPenney"), as Servicer, and THE FUJI BANK AND TRUST COMPANY, a banking
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corporation organized and existing under the laws of the State of New York, as
Trustee under the Master Pooling and Servicing Agreement, dated as of September 5, 1988, as amended as of October 15, 1997 (the "Agreement"), between JCPR, the
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Servicer and the Trustee.


                             PRELIMINARY STATEMENT

          Section 13.1(a) of the Agreement provides that the Servicer, JCPR and the Trustee, without the consent of any of the Certificateholders, may from time to time amend the Agreement and any Supplement to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provisions therein, or to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which shall not be inconsistent with the provisions of the Agreement or any Supplement; provided,
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however, that such amendment shall not, as evidenced by an Opinion of Counsel,
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adversely affect in any material respect the interests of the
Certificateholders. The Servicer and JCPR desire to amend the Agreement as it relates to Series E pursuant to Section 13.1(a) of the Agreement.

          Section 13.1(b) of the Agreement provides that the Servicer, JCPR and the Trustee, with the consent of the Holders of Investor Certificates evidencing undivided Interests aggregating not less than 66-2/3% of the Aggregate Investor Amount of all Series adversely affected, may from time to time amend the Agreement and any Supplement thereto, subject to satisfaction of certain conditions precedent set forth therein. The Servicer and JCPR desire to amend the Agreement as it relates to Series B and Series C pursuant to Section 13.1(b) of the Agreement.

          All terms used in this Amendment No. 2 that are defined in the Agreement have the meanings assigned to
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them therein, except to the extent such terms are amended or modified in this
Amendment No. 2.

          In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

SECTION 1.  Amendment to Agreement.
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          (a) The following subsection (e) shall be added to Section 13.1 of the
Agreement:

              (e) Notwithstanding the foregoing provisions of this Section 13.1, JCPenney and JCPR may transfer all or a portion of JCPenney's or the Bank's consumer open end credit card accounts and/or the receivables arising thereunder, which may include all, but not less than all, of the Accounts and JCPenney's and JCPR's remaining interest in the Receivables arising thereunder and in the Trust (collectively, the "Assigned Assets"),
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     together with all servicing functions and other obligations under the
     Receivables Purchase Agreement and the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the

     "Assumed Obligations"), to another entity (the "Assuming Entity"), which
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     may be an entity that is not affiliated with JCPenney or JCPR, and make other changes to the Agreement that are necessary or desirable to accomplish such transfer, without the consent or approval of any of the Investor Certificateholders, if the following conditions are satisfied:
     (i) the Assuming Entity, the Trustee and JCPenney or JCPR, as the case may be, shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations; (ii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered to the Trustee; (iii) the Rating Agency Condition; (iv) the Trustee shall have received an Opinion of Counsel with respect to clauses
     (i) and (ii) above in form and substance satisfactory to the Trustee; and
     (v) the Trustee shall have received a Tax Opinion. After a permitted transfer and assumption, neither

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     JCPenney nor JCPR shall have further liability or obligation under the
     Receivables Purchase Agreement or the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer and assumption, and JCPenney and JCPR shall remain liable for all of their respective representations, warranties and covenants made prior to such transfer and assumption. Following such a permitted transfer and assumption, the references in subsections 4.3(a) and (d) to "JCPenney" shall be deemed to be references to the Assuming Entity that assumed JCPenney's obligations as Servicer under the Pooling and Servicing Agreement. As used in this Section 13.1(e), "Rating Agency Condition" shall
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     mean the notification in writing by each Rating Agency that an action with respect to the Trust will not result in such Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or class of a Series with respect to which it is a Rating Agency, and "Tax Opinion" shall mean with respect to any action, an Opinion of
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     Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust (unless, in the case of an Investor Certificateholder, such Investor Certificateholder shall have consented to such action).

SECTION 2.  Incorporation of Agreement.
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          The Agreement, as modified by this Amendment No. 2, is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment No. 2 shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment No. 2.

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SECTION 3.  Ratification of the Agreement.
            -----------------------------

          As amended by this Amendment No. 2, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment No. 2 shall be read, taken and construed as one and the same instrument.

SECTION 4.  Governing Law.
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          THIS AMENDMENT NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.  Counterparts.
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          This Amendment No. 2 may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, JCPR, the Servicer and the Trustee have caused this Amendment No. 2 to be duly executed by their respective officers as of the day and year first above written.

                           JCP RECEIVABLES, INC.



                            By
                              -----------------------------------
                               Name:
                               Title:


                           J. C. PENNEY COMPANY, INC.



                            By
                              -----------------------------------
                               Name:
                               Title:


                          THE FUJI BANK AND TRUST COMPANY,
                            as Trustee


                            By
                              -----------------------------------
                               Name:
                               Title:



Consented to:

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH


By:                        By:
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Name:                      Name:
Title:                     Title: